UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2011

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34407	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Deer Consumer Products, Inc. (the “Company”) was held at 10:00 a.m. on Thursday, September 22, 2011 (China time), at the Company’s corporate offices, Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China. All nominees for election as a director were elected. The proposals for the ratification of Goldman Kurland and Mohidin, LLP as the Company’s independent registered public accounting firm and for the approval of the Company’s 2010 compensation awarded to named executive officers were both approved. The recommended frequency of once every three years for the stockholder advisory vote on compensation awarded to named executive officers was selected. In light of such vote and consistent with the board of directors' prior recommendation, the Company intends to hold a stockholder advisory vote on named executive officer compensation every three years, until such time as another advisory vote is held, in accordance with Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, on the frequency of advisory votes on named executive officer compensation. The final voting results were as follows:

	For	Withheld	Abstain	Broker Non-Votes
(1) Election of Directors
(a) Ying He	16,350,994	174,734	37,114	2,754,765
(b) Zongshu Nie	16,306,064	219,664	37,114	2,754,765
(c) Edward Hua	16,463,956	61,772	37,114	2,754,765
(d) Arnold Staloff	16,355,189	170,539	37,114	2,754,765
(e) Qi Hua Xu	16,482,079	43,649	37,114	2,754,765
	For	Against	Abstain	Broker Non-Votes
(2) Ratification of Independent Accounting Firm	19,156,681	119,781	4,031	-
(3) Approval of the 2010 Compensation Awarded to Named Executive Officers	16,442,447	64,491	18,790	-
	1 Year	2 Years	3 Years	Abstain
(4) Frequency of Executive Compensation Votes	421,524	21,888	16,076,143	6,173

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2011

DEER CONSUMER PRODUCTS, INC.

By:	/s/ Ying He
Name:	Ying He
Title:	Chief Executive Officer